CERTAIN IDENTIFIED INFOMRAITON HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 13th day of November 2023.

BETWEEN:

CLIENT Conexeu Science Inc. Suite 2700, 1133 Melville Street, Vancouver, BC, V6E 4E5 (the "Client")	CONSULTANT Stephen D. Inouye and SDI Consulting Inc. [****] (the "Consultant")

BACKGROUND:

A. The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide consulting services to the Client.

B. The Consultant are agreeable to providing such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

SERVICES PROVIDED

1. The Client hereby agrees to engage the Consultant to provide the Client with the following services (the "Services"), which may or may not include:

a. Provide support and consulting to the Client's management as Chief Financial Officer,

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b. Provide support and consulting to the Client's management as related to planning, forecasting and future business activities and development,

c. Provide to the Client management and accounting services, as needed, to fulfill the full cycle bookkeeping and accounting functions of the Client,

d. To act as the Client's representative with external government agencies in filing and reporting financial information as needed.

2. The Services will also include any other consulting or accounting services to which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client.

TERM OF AGREEMENT

3. The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

4. In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 30 days' written notice to the other Party.

5. In the event that either Party breaches a material provision under this Agreement, the non-defaulting Party may terminate this Agreement immediately and require the defaulting Party to indemnify the non-defaulting Party against all reasonable damages.

6. This Agreement may be terminated at any time by mutual agreement of the Parties.

7. Except as otherwise provided in this Agreement, the obligations of the Consultant will end upon the termination of this Agreement.

PERFORMANCE

8. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

CURRENCY

9. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in CAD (Canadian Dollars).

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COMPENSATION

1. The Client agrees to pay the Consultant a minimum monthly retainer of $2,000 plus GST.  The following rate is for the Consultant's services, $125 per hour plus GST.  Billable hours will be applied against the monthly retainer, any billable hours that exceed the minimum monthly retainer dollar amount, will be added to the following month's retainer invoice.    The Consultant will notify the Client when the monthly retainer has been depleted and that additional billable hours are to be incurred and will not exceed the minimum monthly retainer billing without the Client's prior approval and/or a new retainer has been provided.

2. The Client also agrees to issue 300,000 incentive options to the Consultant when the Client has implemented a Stock Option Plan.  The exercise price has yet to be determined.

3. The Client will be invoiced every month and invoices are payable upon receipt.

REIMBURSEMENT OF EXPENSES

4. The Consultant will be reimbursed from time to time for reasonable and necessary expenses incurred by the Consultant in connection with providing the Services, including travel and lodging expenses and other reasonable supplies.

5. Pre-approval is required for expenses.

CONFIDENTIALITY

6. Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

7. The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Client or as required by law. The obligations of confidentiality will apply during the Term and will end on the termination of this Agreement except in the case of any Confidential Information which is a trade secret in which case those obligations will last indefinitely.

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8. All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

NON-COMPETITION

9. The Consultant agrees that during the Term of this agreement and for a period of 6 months after the termination of this agreement, the Consultant will not, solely or jointly with others:

a. undertake, plan, organize or be involved in any way with any business, business activity, or entity that competes with the current or anticipated business of the Client;

b. divert or attempt to divert from the Client any business the Client enjoyed, solicited, or attempted to solicit from its customers.

OWNERSHIP OF INTELLECTUAL PROPERTY

10. All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the "Intellectual Property") that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

11. The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY

12. Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

CAPACITY/INDEPENDENT CONTRACTOR

13. In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

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Consultant and its employees shall not be considered agents or employees of Company. Consultant shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of Company.

Consultant is hired by Company on a non-exclusive basis and may perform Services without restriction for others simultaneously during, or at any time after, the Term of this Agreement so long as such services do not interfere with or conflict with the Consultant's obligations under this Agreement. Consultant is also free to reject or accept further assignment that Company may offer Consultant.

Consultant has the right to hire assistants as subcontractors (with the prior consent of the Company), or to use employees (with the required experience to perform the Services), to provide the Services required by this Agreement.

NOTICE

14. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

a. Conexeu Sciences Inc.
Suite 2700, 1133 Melville Street,

Vancouver, BC V6E 4E5

b. Stephen D. Inouye and SDI Consulting Inc.
[****]

or to such other address as either Party may from time to time notify the other.

INDEMNIFICATION

15. Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

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MODIFICATION OF AGREEMENT

16. Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

TIME OF THE ESSENCE

17. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

ASSIGNMENT

18. The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

ENTIRE AGREEMENT

19. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

ENUREMENT

20. This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

TITLES/HEADINGS

21. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

GENDER

22. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

GOVERNING LAW

23. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

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SEVERABILITY

24. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER

25. The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 13th day of November 2023.

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Conexeu Sciences Inc.
by its authorized signatory:

Ryan Hartwell
Dr. Ryan Hartwell, PhD

CEO

Stephen D. Inouye and SDI Consulting Inc.
by its authorized signatory:

Stephen D. Inouye
Stephen D Inouye
President

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